KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2025, with respect to the financial statements of the sub-accounts that comprise AuguStar® Variable Account A, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information that was previously filed under SEC File No. 333-164073 and is incorporated by reference herein.

/s/ KPMG LLP

Columbus, Ohio

August 11, 2025

KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 11, 2025, with respect to the statutory financial statements and financial statement schedules of AuguStar Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information that was previously filed under SEC File No. 333-164073 and is incorporated by reference herein.

/s/ KPMG LLP

Columbus, Ohio

August 11, 2025